As filed with the Securities and Exchange Commission on
April 28, 2004
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SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [X] Filed by a Party other than the
Registrant [_]
Check the appropriate box:
[X] Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
(AS PERMITTED BY RULE 14a-6(3)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-12
SMITH BARNEY MANAGED GOVERNMENTS FUND INC.
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--------------------
(Name of Registrant as Specified In Its Charter)
Not Applicable
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(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-
6(a)(1) and 0-11.
(1) Title of each class of securities to which transaction
applies:
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(2) Aggregate number of securities to which transaction
applies:
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(3) Per unit price or other underlying value of transaction computed
pursuant to Exchange Act Rule 0-11 (set forth the amount on
which
the filing fee is calculated and state how it was
determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided
by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the
offsetting fee
was paid previously. Identify the previous filing by
registration statement
number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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
SMITH BARNEY MANAGED GOVERNMENTS FUND INC.
Your Vote is Important
Dear Shareholder:
The Board of Directors (the Board) of Smith Barney Managed
Governments
Fund Inc. (the "Fund") is asking you to consider and approve a proposal to
change the investment objective of the Fund. The Fund's
current investment
objective is high current income consistent with liquidity
and safety of
capital. The proposed new investment objective is maximum
total return
consisting of capital appreciation and income, consistent
with the preservation
of capital. If the proposal is approved, the Fund will
invest at least 80% of
its net assets in a portfolio of intermediate-term,
investment grade fixed
income securities of U.S. issuers, and will invest up to 20%
of its net assets
in securities rated below investment grade and in non-U.S.
dollar denominated
debt, of which the Fund will be able to invest up to 10% of
its assets in
emerging market debt. If the proposal is approved, the
Fund's name will be
changed to Smith Barney Core Plus Bond Fund Inc. The Fund's
current portfolio
managers, David A. Torchia and Roger Lavan, will continue to manage the Fund.
We are pleased to invite you to attend a special meeting of
shareholders to
consider the approval of the proposal to change the Fund's
investment objective
to maximum total return consisting of capital appreciation
and income,
consistent with the preservation of capital.
THE BOARD BELIEVES THAT THE PROPOSAL IS IMPORTANT AND
RECOMMENDS THAT YOU
READ THE ENCLOSED MATERIALS CAREFULLY AND THEN VOTE FOR THE
PROPOSAL.
Detailed information about the proposal may be found in the
attached Proxy
Statement. You are entitled to vote at the meeting and any
adjournments thereof
if you owned shares of the Fund at the close of business on
April 28, 2004. If
you attend the meeting, you may vote your shares in person.
If you do not
expect to attend the meeting, please complete, date, sign
and return the
enclosed proxy in the enclosed postage paid envelope. We
also encourage you to
vote by touch-tone telephone, by facsimile or through the
Internet. To vote by
touch-tone telephone, call the toll-free number that appears on your proxy card
or, if no toll-free number appears on your proxy card you
may call PFPC Inc.,
the Fund's proxy solicitor, at 1-877-456-6399 between the
hours of 8:00 a.m.
and 8:00 p.m. (Eastern time).
Voting by touch-tone telephone or through the Internet will
reduce the time
and costs associated with the proxy solicitation. When the
Fund records proxies
by telephone or through the Internet, it will use reasonable procedures
designed to (i) authenticate shareholders' identities, (ii)
allow shareholders
to authorize the voting
of their shares in accordance with their instructions and
(iii) confirm that
their instructions have been properly recorded.
Whichever voting method you use, please read the full text
of the proxy
statement before you vote.
If you have any questions regarding the proposal, please
feel free to call
PFPC Inc., the Fund's proxy solicitor, at 1-877-456-6399 or
your Smith Barney
Financial Consultant or Service Agent.
IT IS IMPORTANT THAT YOUR VOTING INSTRUCTIONS BE RECEIVED
PROMPTLY.
Respectfully,
/s/ R. Jay Gerken
R. Jay Gerken
Chairman, President and Chief Executive Officer
2

May 12, 2004
SMITH BARNEY MANAGED GOVERNMENTS FUND INC.
Important News for Fund Shareholders
While we encourage you to read the full text of the enclosed
Proxy
Statement, here is a brief overview of the proposal on which you are being
asked to vote.
Q & A: QUESTIONS AND ANSWERS
Q: WHY AM I RECEIVING THIS PROXY STATEMENT?
A: The purpose of the Proxy Statement is to seek shareholder approval of a
proposal to change the Fund's investment objective. The
Fund's current
investment objective is high current income consistent with
liquidity and
safety of capital. The proposed new investment objective is
maximum total
return consisting of capital appreciation and income,
consistent with the
preservation of capital. Shareholder approval is required to change the Fund's
investment objective.
Q: HOW WILL THIS CHANGE AFFECT THE WAY THE FUND IS MANAGED?
A: If the proposal is approved, the Fund will no longer
invest at least 80% of
its assets in U.S. government securities, primarily mortgage-
backed securities
of U.S. government issuers. Instead, it will invest at least
80% of its net
assets in intermediate-term (that is, securities with
maturities between three
and ten years), investment grade fixed income securities of
U.S. issuers,
including corporate securities and mortgage-backed
securities of private
issuers as well as government securities. The Fund will also be able to invest
up to 20% of its net assets in high yield, high risk bonds
(commonly known as
junk bonds) and non-U.S. dollar denominated fixed income
securities, with no
more than 10% of the Fund's net assets in emerging market
debt securities.
If the proposal is approved, shareholders who wish to remain invested in a fund
that invests primarily in U.S. government securities may
want to consider an
exchange at no sales load into another Smith Barney mutual
fund that follows
such a strategy, such as Smith Barney Government Securities
Fund, which invests
in U.S. government securities, or Smith Barney U.S.
Government Securities Fund,
which also invests in U.S. government securities, but which
like this Fund
invests primarily in mortgage-related securities of
governmental issuers.
Shareholders are urged to consult their Smith Barney
Financial Consultant or
Service Agent for more information about alternatives. An
exchange into another
fund would be a taxable event for shareholders who do not
hold Fund shares in a
tax-advantaged account.
1

Q: WHAT ARE THE BENEFITS OF THE PROPOSED CHANGE?
A: The Fund's manager recommended, and the Board approved,
the proposed change
in the Fund's investment objective in order to provide
shareholders with the
potential for higher total returns and higher yields than
the Fund provides
under its current investment objective. The manager informed the Board of its
belief that the proposed investment objective and investment strategies will be
more attractive to investors than the Fund's current
investment policies and,
as a result, the Fund's assets are expected to increase if
the manager receives
shareholder approval to implement the new investment
objective. In order that
the future growth of the Fund will be consistent with the
interests of existing
shareholders, the Board and the manager have agreed upon a
reduction in the
Fund's management fees at higher asset levels. Shareholders
are not being asked
to approve the reduction in the Fund's investment advisory
and administration
fees because a reduction in the management fees can be
adopted without
shareholder approval.
The Board took note of the fact that the manager offers
other government
securities funds and considered that these funds had better
performance and
lower expense ratios than the Fund. The Board considered
that over time the
Fund's assets have been declining, and the manager's belief
that under current
and foreseeable market conditions the Fund's assets would
continue to decline
if it maintained its current investment objective and
policies. The Board
reviewed information presented by the manager regarding the
performance of
institutional accounts managed by David A. Torchia, one of
the Fund's portfolio
managers, that follow the investment policies proposed for
the Fund under the
proposed investment objective, and noted that these accounts have outperformed
their benchmark index since inception. The Board
acknowledged the increased
risks inherent in the Fund's proposed investment policies
but also took note of
the strategies to be used in managing those risks. The Board reviewed the
anticipated changes to the Fund's investments if the new
investment policies
are implemented and took note of the manager's statement
that the portfolio
restructuring would not be likely to have an adverse tax
impact on the Fund's
shareholders, due to the significant amount of capital loss
carry-forwards that
are available to offset any gains realized on the sale of
portfolio securities.
Q: HOW DO THE BOARD MEMBERS OF MY FUND RECOMMEND THAT I
VOTE?
A: AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS,
INCLUDING THE
INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THE PROPOSAL
TO CHANGE THE FUND'S INVESTMENT OBJECTIVE.
Q: WHO DO I CALL FOR MORE INFORMATION?
A: Please call PFPC Inc., the Fund's proxy solicitor, at 1-
877-456-6399 or
your Smith Barney Financial Consultant or Service Agent.
2

Q: HOW CAN I VOTE MY SHARES?
A: Please choose one of the following options to vote your
shares:
.. By mail, with the enclosed proxy card;
.. By touch-tone telephone, with a toll-free call to the
telephone number
that appears on your proxy card or, if no toll-free
telephone number
appears on your proxy card, to PFPC Inc., the Fund's proxy
solicitor, at
1-877-456-6399;
.. Through the Internet, by using the Internet address
located on your
proxy card and following the instructions on the site;
.. By facsimile, by sending your signed proxy card to the
toll-free fax
number that appears on your proxy card; or
.. In person at the special meeting.
3

SMITH BARNEY MANAGED GOVERNMENTS FUND INC.
125 Broad Street
New York, New York 10004
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
-----------------
To Be Held On June 28, 2004
-----------------
To the Shareholders of Smith Barney Managed Governments Fund
Inc.:
Notice is hereby given that a Special Meeting of Shareholders (the Special
Meeting) of Smith Barney Managed Governments Fund Inc. (the
Fund) will be
held at Citigroup Center, 153 East 53rd Street, 14th Floor,
Conference Room,
New York, New York 10022 on June 28, 2004, at 10:00 a.m., local time, for the following purposes:
(1) To approve a change in the Fund's investment objective;
and
(2) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
This proposal is discussed in greater detail in the attached proxy statement.
If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked on the proxy, it will be voted FOR the proposal. The appointed proxies will vote, in their discretion, on any other business as may properly come before the Special Meeting or any adjournments thereof.
THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS,
UNANIMOUSLY
RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL. Holders of record shares of the Fund at the close of business on April 28,
2004 are entitled to vote at the Special Meeting and at any adjournment(s) thereof. As a convenience to shareholders, you can vote in any of five ways:
.. By mail, with the enclosed proxy card(s);
.. By telephone, with a toll-free call to the telephone number that appears on your proxy card or, if no toll-free telephone number appears on your proxy card, to PFPC Inc., the Fund's proxy solicitor, at 1-877-456-6399;

.. Through the Internet, by using the Internet address
located on your
proxy card and following the instructions on the site;
.. By facsimile, by sending your signed proxy card to the
toll-free fax
number that appears on your proxy card; or
.. In person at the Special Meeting.
If you have any questions regarding the proposal, please
feel free to call
PFPC Inc. at 1-877-456-6399 or your Smith Barney Financial
Consultant or
Service Agent.
By order of the Board of Directors,
Robert I. Frenkel
Secretary
May 12, 2004
-----------------
YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR
HOLDINGS IN THE FUND.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT
YOU PLEASE COMPLETE
AND SIGN THE ENCLOSED PROXY CARD (UNLESS YOU ARE VOTING BY
TOUCH-TONE TELEPHONE
OR FAX OR THROUGH THE INTERNET) AND RETURN IT PROMPTLY IN
THE ENCLOSED
ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE
CONTINENTAL UNITED STATES.
INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET
FORTH ON THE FOLLOWING
PAGE.

Instructions for Signing Proxy Cards
The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.
1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.
3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration Valid Signature
------------ ---------------
Corporate Accounts
-
(1) ABC Corp..................................... ABC Corp.
(2) ABC Corp..................................... John Doe,
Treasurer
(3) ABC Corp. c/o John Doe, Treasurer............ John Doe
(4) ABC Corp. Profit Sharing Plan................ John Doe,
Director
Fund Accounts
-
(1) ABC Fund..................................... Jane B.
Doe, Director
(2) Jane B. Doe, Director u/t/d 12/28/78......... Jane B.
Doe, Director
Custodial or Estate Accounts
-
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr.
UGMA......................................... John B. Smith
(2) Estate of John B. Smith...................... John B.
Smith Jr., Executor

SMITH BARNEY MANAGED GOVERNMENTS FUND INC.
125 Broad Street
New York, New York 10004
-----------------
PROXY STATEMENT
-----------------
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 28, 2004
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of Smith Barney Managed
Governments Fund Inc. (the Fund) for use at the Special
Meeting of
Shareholders to be held at Citigroup Center, 153 East 53rd
Street, 14th Floor,
Conference Room, New York, New York 10022 on June 28, 2004 at 10:00 a.m., local time, and at any and all adjournments thereof (the Special Meeting or the
Meeting).
The Board is furnishing this Proxy Statement in connection with the solicitation of proxies for the Special Meeting, at which shareholders will be asked to consider and approve the proposal described below. This Proxy
Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about May 12, 2004 or as soon as practicable thereafter.
The close of business on April 28, 2004 has been fixed as the record date
(the Record Date) for the determination of shareholders entitled to notice of and to vote at the Meeting and all adjournments thereof.
The only proposal to be considered at the meeting is a proposed change in the Fund's investment objective, which can be changed only by shareholder vote.
As discussed in further detail below, the Board has approved, and recommends for approval by shareholders of the Fund, a proposal to change the Fund's investment objective from the current objective of high current income consistent with liquidity and safety of capital" to the proposed objective of maximum total return consisting of capital appreciation and income, consistent with the preservation of capital." If shareholders approve the proposal, the
Fund's primary investments will be changed to intermediate-term (that is, with maturities from three to ten years), investment grade fixed income securities of U.S. issuers, including corporate, mortgage-backed and government securities, with investment to a limited extent in high yield, high risk fixed income securities and non-U.S. dollar debt, including emerging market debt. The
Fund's name would be changed to "Smith Barney Core Plus Bond Fund Inc. and its performance benchmark would be changed to the

Lehman Brothers U.S. Aggregate Bond Index. The Board has
also approved a change
to the Fund's total management fees to provide for a
reduction in the fees at
higher asset levels.
Fund shareholders who want to continue to invest in a mutual fund that
invests primarily in U.S. government securities will be able to exchange their
shares of the Fund at no sales load into another Smith
Barney mutual fund that
follows that investment strategy. Such an exchange will be a taxable event,
however, for shareholders who do not hold Fund shares in a
tax-advantaged
account.
The cost of soliciting proxies and the expenses incurred in
preparing this
Proxy Statement and its enclosure will be borne by Smith
Barney Fund Management
LLC, the Fund's manager (SBFM or the manager). Solicitation
costs are
expected to be approximately $40,000. In addition, the
manager will reimburse
brokerage firms or other record holders for their expenses
in forwarding
solicitation materials to beneficial owners of shares of the
Fund. Proxy
solicitations will be made primarily by mail, but proxy
solicitations also may
be made by telephone or personal interview conducted by
officers and regular
employees of the manager, Citigroup Global Markets Inc.
(CGM), an affiliate
of the manager, or PFPC Inc., which has been engaged by the
manager to assist
in the proxy solicitation and tabulation of votes.
The Fund currently issues four classes of shares of common
stock, par value
$0.001 per share (Shares), Class A, Class B, Class C and
Class Y. For
purposes of the matters to be considered at the Meeting, all
Shares will be
voted as a single class. As of the Record Date, the Fund had
34,947,384.808
Shares of common stock outstanding. Each Share is entitled
to one vote, and any
fractional Share is entitled to a fractional vote.
If the enclosed proxy is properly executed and returned in
time to be voted
at the Meeting, the Shares represented thereby will be voted in accordance with
the instructions marked thereon. Unless instructions to the
contrary are marked
on the proxy, it will be voted FOR the proposal. The
presence in person or by
proxy of stockholders of the Fund entitled to cast at least
a majority of the
votes entitled to be cast at the Meeting shall constitute a
quorum at the
Special Meeting. Abstentions and broker "non-votes" (that
is, proxies from
brokers or nominees indicating that such persons have not
received instructions
from the beneficial owner or other persons entitled to vote
shares on a
particular matter with respect to which the brokers or
nominees do not have
discretionary power) will be treated as Shares that are
present for purposes of
determining the presence of a quorum for transacting
business at the Meeting.
Approval of the proposal requires the affirmative vote of
the holders of a
majority of the outstanding voting securities of the Fund as defined in the
Investment Company Act of 1940 (the 1940 Act), which means
the lesser of (i)
67% or more of the voting securities of the Fund present or
represented by
proxy at the Meeting, if the holders of more than 50% of
2
the Fund's outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund. For purposes of the vote on the proposal, abstentions and broker non-votes will have the effect of votes against the proposal. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise by attending the Meeting and voting his or her Shares in person, by submitting a letter of revocation to the Fund at the above address or by submitting a later-dated proxy to the Fund by mail at the above address or by telephone or through the
Internet prior to the date of the Meeting.
If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any such adjournment will require the affirmative vote of the holders of a majority of the Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal and will vote against any such adjournment those proxies to be voted against the proposal.
As of the Record Date, to the knowledge of the Fund, no single shareholder or group (as that term is used in Section 13(d) of the Securities Exchange
Act of 1934) owned of record or beneficially 5% or more of any Class of the outstanding Shares of the Fund except as noted in the following table:

Title of Class Name and Address of Owner Number of Shares
Held Percent of Class
-------------- ------------------------------ --------------
------- ----------------
Class Y Smith Barney Concert Series 2,883,248.079 Shares
20.85%
SB Allocation Balanced
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008
Class Y Smith Barney Concert Series 2,071,129.757 Shares
14.98%
Select Balanced
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008
Class Y Smith Barney 1,708,979.676 Shares 12.36%
Illinois College Pro Fixed Inc
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008

3

Title of Class Name and Address of Owner Number of Shares
Held Percent of Class
-------------- ------------------------------ --------------
------- ----------------
Class Y Smith Barney 1,538,490.250 Shares 11.13%
Illinois College Pro Port 4
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008
Class Y Smith Barney Concert Series 1,381,748.740 Shares
10.00%
SB Allocation Conservative
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008
Class Y Smith Barney 1,199,606.362 Shares 8.57%
Illinois College Pro Port 2
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008
Class Y Smith Barney 1,126,775.406 Shares 8.15%
Illinois College Pro Port 5
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008
Class Y Smith Barney 1,098,396.463 Shares 7.94%
Illinois College Pro Port 3
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008
Class Y Smith Barney Concert Series 809,757.412 Shares 5.86%
SB Allocation Income
State Street Bank: James Casey
Two World Financial Center
225 Liberty Street, 24th Floor
New York, NY 10281-1008

As of the Record Date, the officers and Directors of the
Fund as a group
owned less than 1% of the Fund's outstanding Shares. Shareholders may vote (1) by mail: simply enclose the executed proxy card in the postage-paid envelope found within the proxy package;
(2) by Internet:
access the website listed on the proxy card; you will need
the control number
located on the proxy card; (3) by touch-tone telephone: dial the toll-free
number listed on the proxy card; you will need the control
number located on
the proxy card; (4) by facsimile: send your signed proxy
card to the toll-free
fax number listed on the proxy card; or (5) in person at the
Special Meeting.
4

If the Fund records votes by touch-tone telephone or through the Internet,
it will use procedures designed to authenticate
shareholders' identities, to
allow shareholders to authorize the voting of their Shares
in accordance with
their instructions, and to confirm that their instructions
have been properly
recorded. Proxies voted by telephone or through the Internet may be revoked at
any time before they are voted as described above.
The principal executive office of the Fund is located at 125
Broad Street,
New York, NY 10004. The manager is part of Citigroup Asset
Management (CAM),
a group of investment adviser affiliates of Citigroup, Inc.
(Citigroup).The
manager's address is 399 Park Avenue, New York, New York
10022. The manager
selects the Fund's investments and oversees its operations.
The manager and CGM
are subsidiaries of Citigroup.
The Fund provides annual and semiannual reports to its
shareholders that
provide additional information about the Fund's investments
and discuss the
market conditions and investment strategies that
significantly affected the
Fund's performance during its last fiscal year. You may
receive an additional
copy of the most recent annual report of the Fund and a copy of any more recent
semiannual report, without charge, by calling the Fund at
(800) 451-2010 or by
writing to the Fund at Smith Barney Managed Governments Fund
Inc., 125 Broad
Street, New York, New York 10004.
PROPOSAL
CHANGE IN INVESTMENT OBJECTIVE
The Board has approved, and recommends that shareholders of
the Fund
approve, a proposal to change the Fund's investment
objective to "maximum total
return consisting of capital appreciation and income,
consistent with the
preservation of capital." The Fund's current investment
objective is a
fundamental policy that cannot be changed without
shareholder approval. If the
proposal is approved, the new investment objective will also be a fundamental
policy that cannot be changed without shareholder approval.
The Board approved
this proposal at a meeting held on April 14, 2004. For the
reasons described
below, the Board believes that the proposed change is in the best interests of
shareholders.
Discussion
Existing Investment Objective and Policies. The Fund's
current investment
objective is high current income consistent with liquidity
and safety of
capital. To achieve this objective, the Fund currently
invests, under normal
market conditions, at least 80% of its net assets, plus any
borrowings for
investment
5
purposes, in debt obligations issued or guaranteed by the
U.S. government, its
agencies or instrumentalities or other investments with
similar investment
characteristics. The Fund invests primarily in mortgage-
backed securities
issued or guaranteed by U.S. government agencies and
instrumentalities, such as
the Government National Mortgage Association (GNMA), the
Federal National
Mortgage Association (FNMA) and the Federal Home Loan
Mortgage Corporation
(FHLMC). Mortgage-backed securities represent the right to
receive payments
of principal and/or interest on a pool of mortgages. The
Fund may hold any type
of money market securities or cash for temporary defensive
purposes.
The Fund may, but need not, use derivative contracts, such
as options on
U.S. government securities, interest rate futures and
options on interest rate
futures, to hedge against the economic impact of adverse
changes in the market
value of portfolio securities because of changes in interest rates, as a
substitute for buying or selling securities, or as a cash
flow management
technique. The Fund may invest up to 30% of its assets in
mortgage dollar roll
transactions, which are transactions in which the Fund sells a mortgage-backed
security and simultaneously agrees to repurchase, at a
future date, another
mortgage-backed security with the same interest rate and
maturity date, but
backed by a different pool of mortgages. The Fund may also
invest up to 33% of
its assets in reverse repurchase agreements, which are
transactions in which
the Fund sells a security to another party, such as a bank
or broker-dealer, in
return for cash and an agreement to repurchase the security
at an agreed-upon
price and time. The Fund may engage in active and frequent
trading, resulting
in high portfolio turnover and the realization and
distribution of higher
capital gains and higher transaction costs.
Proposed New Investment Objective and Policies. The proposed new investment
objective is "maximum total return consisting of capital
appreciation and
income, consistent with the preservation of capital." If
shareholders approve
the new investment objective, the Fund will change its
investment policies so
that at least 80% of its net assets, plus any borrowings for investment
purposes, will be invested in intermediate-term investment
grade fixed income
securities of U.S. issuers or other investments with similar economic
characteristics, including corporate, mortgage-backed and
government
securities. Intermediate-term securities are those with
maturities of between
three and ten years at the time of purchase. Investment
grade securities are
those fixed income securities rated in the top four rating
categories by a
nationally recognized statistical rating organization (a
NRSRO), such as the
Standard & Poor's Division of The McGraw-Hill Companies,
Inc. (S&P) or
Moody's Investors Service, Inc. (Moody's), or, if unrated,
determined by the
manager to be of comparable quality. Moody's considers
securities rated Baa to
have some speculative characteristics.
The Fund will also be permitted to invest up to 20% of its
net assets in
high yield, high risk securities rated below investment
grade (commonly known
as junk
6
bonds) or, if unrated, determined by the manager to be of
comparable quality,
and in fixed income securities denominated in currencies
other than the U.S.
dollar, of which no more than 10% of the Fund's assets could be invested in
fixed income securities of emerging market issuers.
Securities rated below
investment grade are predominantly speculative with respect
to the capacity to
pay interest and repay principal in accordance with the
terms of the
obligation. Investment in non-U.S. dollar denominated debt
will expose the Fund
to the risks of investment in foreign securities, as
discussed in greater
detail below. Investment in emerging market debt securities
presents risks of
greater volatility of return and higher risk of default.
The mix of corporate, mortgage-backed and government
securities in the
Fund's portfolio will be determined by the portfolio
managers based on market
conditions; there are no limits on the percentage of the
Fund's assets that may
be invested in any one of those asset classes.
The Fund will be permitted to invest in derivatives, such as options,
futures contracts, options on futures contracts, currency
transactions and
swaps, to increase total return as well as for hedging
purposes. The Fund will
be permitted to hold any type of money market securities or
cash for temporary
defensive purposes.
If shareholders approve the proposal, it is anticipated that the new
investment objective and policies for the Fund will become
effective on or
about July 9, 2004. While it is expected that the portfolio
managers will sell
approximately 70% of the Fund's current portfolio securities to effect the new
investment policies, it is not anticipated that such sales
will lead to capital
gain distributions to the Fund's shareholders as a result of the substantial
amount of capital loss carry-forwards that are available to
offset such gains.
The change in the Fund's investment objective from a
principal focus on
income to a focus on total return is intended to reflect the
Fund's ability to
invest in a wider variety of fixed income securities that
present different and
higher risks, as well as the potential for higher total
return, than a
portfolio of U.S. government securities. See Risk Factors
below. There is no
assurance that the Fund will achieve its investment
objective.
Factors Considered by the Board. The manager recommended,
and the Board
approved, the proposed change in the Fund's investment
objective and investment
policies in order to provide shareholders with the potential for higher total
returns and higher yields than the Fund currently provides.
The Board
considered the fact that the Smith Barney fund family
includes two other mutual
funds that invest primarily in U.S. government securities
and reviewed
information regarding the performance and expense ratio of
each such other fund
in comparison to the Fund. The Board noted that these two
funds had better
long-term performance records and higher yields than the
Fund, along with lower
expense ratios. The Board considered that over time the
Fund's assets have not
grown or
7
declined, and the manager's belief that under current and
foreseeable market
conditions the Fund's assets would continue to decline over
time if it
continued to invest principally in U.S. government
securities. The Board
further considered that the Fund's current co-portfolio
manager, David A.
Torchia, has managed institutional accounts following the
same investment
policies that the Fund would adopt under the proposed new
investment objective,
and noted that these accounts had performance superior to
the Lehman Brothers
U.S. Aggregate Bond Index since their inception in July of
2000.
The Board took note of the manager's proposal to add a
breakpoint in the
Fund's management fee schedule that would permit Fund
shareholders to benefit
if the proposed investment objective and policies are
successful in providing
greater total return and growth in assets (see Discussion--
Proposed Breakpoint
in Management Fees below). The Board further considered that the costs of
obtaining shareholder approval for the changes in the Fund's investment
objective, including the costs of preparing, printing and
mailing this Proxy
Statement and reasonable expenses of outside counsel, would
be assumed by the
manager.
The Board reviewed information presented by the manager
regarding the
anticipated changes to the Fund's portfolio as a result of
the new investment
policies and took note of the manager's statement that the
portfolio
restructuring would not be likely to have an adverse tax
impact on the Fund's
shareholders, due to the significant amount of capital loss
carry-forwards that
are available to offset any gains realized as a result of
sales of portfolio
securities. Finally, the Board acknowledged the increased
risks inherent in the
Fund's new investment policies, but took note of the
strategies to be used in
managing those risks. See "Risk Factors" below.
The Board approved the proposed change in the Fund's
investment objective
and recommends that shareholders approve the proposal,
because the proposed
investment objective and policies have the potential to
provide the Fund's
shareholders with higher total returns and higher yields
than the Fund
currently provides. While acknowledging that past
performance is no guarantee
of future performance, the Board took note of the fact that
institutional
accounts managed according to the investment policies and
strategies that are
proposed for the Fund have outperformed their benchmark
index since inception.
The Board further concluded that the change in the
management fee schedule
would permit Fund shareholders to benefit from a potential
reduction in
expenses if the new investment objective and policies prove
successful in
providing higher total returns and growth in assets. The
Board acknowledged the
higher risks inherent in the proposed investment policies
and strategies but
considered the risk management strategies employed by the
manager to try to
control those risks.
The Board took note of the fact that the Smith Barney fund
complex offers
other U.S. government securities funds that have better long-
term performance
8
records and lower expenses than the Fund, and concluded that there were
attractive alternatives available to Fund shareholders who
wanted to continue
to invest in U.S. government securities. Finally, the Board
concluded that the
changes to the Fund's portfolio that will result if
shareholders approve the
new investment objective should not have an adverse tax
impact on shareholders,
because the Fund has enough capital loss carry-forwards
available to offset any
gains realized on the sale of portfolio securities. Thus,
the implementation of
the new investment objective is unlikely to generate capital gains that are
taxable to shareholders.
After reviewing the above information provided by the
manager, the Board of
Directors, including those Directors who are not interested
persons of the
manager (the Independent Directors), unanimously approved
the proposed
changes to the Fund's investment objective and policies and
the Fund's name and
performance benchmark. The Independent Directors were
advised by independent
legal counsel throughout this process.
Proposed Breakpoint in Management Fees. The Fund currently
pays management
fees at the annual rate of 0.65% of its average daily net
assets, calculated
daily and payable monthly, consisting of an advisory fee of
0.45% of average
daily net assets and an administration fee of 0.20% of the
Fund's average daily
net assets. In connection with the proposed changes in the
Fund's investment
objective and policies, the manager advised the Board that
it would amend the
Fund's management fee schedule to provide that the Fund
would pay an aggregate
annual fee for advisory and administration services of 0.60%
of the Fund's
average daily net assets in excess of $500 million,
calculated daily and
payable monthly, consisting of a 0.42% advisory fee and a
0.18% administration
fee. As of April 28, 2004 the Fund had net assets of $439
million, so the
Fund's assets would have to grow by $61 million before the
breakpoint would
become effective. The change in the management fee schedule
would permit Fund
shareholders to benefit from potentially reduced expenses if the new investment
objective and policies are successful in providing higher
total returns and
growth in assets.
Additional Changes as a Result of the Proposal. If
shareholders approve the
proposed investment objective, the Fund's name will be
changed to Smith Barney
Core Plus Bond Fund Inc. and the Fund's benchmark will be
changed from the
Lehman Brothers Government Bond Index to the Lehman Brothers
U.S. Aggregate
Bond Index, which is considered a more appropriate index in
light of the
anticipated composition of the Fund's portfolio of
securities. The Lehman
Brothers U.S. Aggregate Bond Index is composed of the Lehman
Brothers
Government/Corporate Bond Index and the Lehman Brothers
Mortgage-Backed
Securities Index. The Lehman Brothers U.S. Aggregate Bond
Index includes U.S.
Treasury and agency issues, corporate bond issues and
mortgage-backed
securities rated investment-grade or higher by Moody's, S&P
or Fitch Ratings.
9

Risk Factors
Shareholders of the Fund should be aware that the proposed
changes in the
Fund's investment objective and policies would mean that the
Fund would be
subject to different and greater risks than under its
current objective and
policies. Since the Fund currently invests principally in
mortgage-backed U.S.
government securities, the Fund's principal risks are the
following:
.. the risk that U.S. government-sponsored enterprises that
are not backed
by the full faith and credit of the U.S. government will be
unable to
make payments of principal and/or interest on their
obligations;
.. the risk that the value of the Fund's fixed income
securities will
decline if interest rates increase;
.. the risk that as rates decline, the issuers of mortgage-
backed
securities pay principal earlier than scheduled, forcing the
Fund to
reinvest the proceeds in lower yielding securities; and
.. the risk that as rates increase, the issuers of mortgage-
backed
securities pay principal on a slower schedule than
anticipated, thereby
locking in below-market rates and reducing the securities'
value.
Under the Fund's proposed investment objective, the Fund
would continue to
be subject to these risks, but its exposure to credit risk
would be increased.
The Fund would be able to invest in corporate debt, which
presents higher
credit risks than government securities, and to a limited
extent in "junk
bonds" and emerging market debt, which are considered to be
speculative and
have a higher risk of default than investment grade
securities.
The Fund's proposed investment objective and policies would
also expose it
to the risks of investment in foreign securities, which
include:
.. the risk that fluctuations in the value of foreign
currencies against
the U.S. dollar may erase investment gains or add to
investment losses;
.. the risk that less information is available about foreign issuers than
about domestic issuers because of less rigorous accounting
and
regulatory standards in foreign countries than in the U.S.; .. the risks of political and economic instability and adverse changes to
U.S. or foreign tax or currency laws; and
.. the risk that foreign securities may be less liquid than
U.S. securities.
Foreign securities also present valuation risks. They may
trade on days when
U.S. markets are closed and the value of those securities
could change on days
when Fund shareholders could not purchase or redeem Shares.
The Fund would use
10
the last market price or quotation on the market where the
security is
principally traded to value the security and perform its
currency conversions
at the close of the London Stock Exchange. However, there
may be times when the
value of a foreign security or currency is believed to have
been materially
affected by events occurring after the close of the foreign
market or the
London Stock Exchange. In such event, the security or its
currency conversion
would be valued at its "fair value" as determined in good
faith by the Fund's
Board of Directors, generally upon recommendations provided
by the manager. If
the Fund used fair value to value a security, its price for
the security could
be higher or lower than that of another fund that used
market quotations or its
own fair value methodology to price the security.
Under the proposed investment objective, the Fund will
remain subject to the
risk that the manager's judgments about interest rates or
the attractiveness,
value or income or growth potential of a particular security will prove to be
incorrect.
The manager intends to use several strategies to try to
manage these risks.
First, the Fund will invest principally in securities with
remaining maturities
between three and ten years, which tend to have lesser
fluctuations in value in
response to interest rate changes than securities with
longer maturities.
Second, the manager intends to diversify the Fund's
investments in high yield
debt over various industries and employ a strict sell
discipline. Third, the
manager intends to base its selection of foreign securities
on a top-down
fundamental economic analysis combined with quantitative
analytic tools, and
for emerging market debt, to base its selection of countries based on
fundamentals and its selection of sectors and individual
securities on
quantitative analysis. Of course, there can be no assurance
that these
strategies will succeed.
Portfolio Managers
David A. Torchia and Roger Lavan will continue to serve as
the Fund's
portfolio managers if the proposal is approved by
shareholders.
Required Vote
As noted above, approval of the proposal requires the
affirmative vote of a
majority of the outstanding voting securities of the Fund,
as defined in the
1940 Act.
If shareholders do not approve the proposal, the manager
would continue to
manage the Fund according to its current investment
objective and policies, but
would reconsider the long-term viability of the Fund.
THE BOARD OF DIRECTORS OF THE FUND, INCLUDING THE
INDEPENDENT DIRECTORS,
RECOMMENDS THAT YOU VOTE FOR THE CHANGE IN INVESTMENT
OBJECTIVE.
11

ADDITIONAL INFORMATION
Proposals of Shareholders
The Fund does not hold regular shareholder meetings.
Shareholders wishing to
submit proposals for inclusion in a proxy statement for a
shareholder meeting
subsequent to the Special Meeting, if any, should send their written proposals
to the Secretary of the Fund at the address set forth on the cover of this
Proxy Statement. The deadline is a reasonable time before
the Fund begins to
print and mail its proxy materials. The timely submission of a proposal does
not guarantee its inclusion.
For business to be properly brought before a subsequent
meeting of
shareholders by a shareholder, the shareholder must have
given timely notice
thereof in writing to the Secretary of the Fund. To be
timely, any such notice
must be delivered to or mailed and received at the principal executive offices
of the Fund no later than sixty days prior to the date of
the meeting;
provided, however, that if less than seventy days' notice or prior public
disclosure of the date of the meeting is given or made to
shareholders, any
such notice by a shareholder to be timely must be received
not later than the
close of business on the tenth day following the day on
which notice of the
date of the annual or special meeting was given or such
public disclosure was
made. Any such notice by a shareholder shall set forth as to each matter the
shareholder proposes to bring before the annual or special
meeting, (i) a brief
description of the business desired to be brought before the annual or special
meeting and the reasons for conducting such business at the
annual or special
meeting, (ii) the name and address, as they appear on the
Fund's books, of the
shareholder proposing such business, (iii) the class and
number of Shares of
the Fund which are beneficially owned by the shareholder,
and (iv) any material
interest of the shareholder in such business. The timely
submission of a notice
does not guarantee that it will be acted upon at the meeting because the matter
must be a proper subject for action at the meeting. Shareholders' Request for Special Meeting
The Board will call a meeting for any purpose upon written
request of
shareholders holding at least 10% of the Fund's outstanding
Shares and the Fund
will assist shareholders in calling such a meeting as
required by the 1940 Act.
Other Matters To Come Before the Special Meeting
The Fund does not intend to present any other business at
the Special
Meeting, nor is it aware that any shareholder intends to do
so. If, however,
any other matters are properly brought before the Special
Meeting, the persons
named in the accompanying proxy card will vote thereon in
accordance with their
judgment.
12

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
SHAREHOLDERS WHO DO NOT
EXPECT TO ATTEND THE SPECIAL MEETING ARE THEREFORE URGED TO
COMPLETE, SIGN,
DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE
ENCLOSED POSTAGE
PRE-PAID ENVELOPE (UNLESS YOU ARE VOTING BY TOUCH-TONE
TELEPHONE OR FAX OR
THROUGH THE INTERNET).
By order of the Board of Directors,
Robert I. Frenkel
Secretary
Dated: May 12, 2004
13

VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS
VOTE VIA FACSIMILE: 1-877-226-7171
VOTE VIA INTERNET: www.proxyweb.com
VOTE VIA TELEPHONE: 1-800-690-6903
999 999 999 999 999 or Mail in Your Completed Proxy Card
Today in the Enclosed Envelope
SPECIAL MEETING OF SHAREHOLDERS:
JUNE 28, 2004 AT 10:00 A.M.
SMITH BARNEY MANAGED GOVERNMENTS FUND INC. PROXY SOLICITED
BY THE BOARD OF DIRECTORS
The undersigned holder of shares of the Smith Barney Managed
Governments Fund Inc. (the Fund) hereby appoints R. Jay
Gerken,
Andrew B. Shoup, Richard Peteka, Robert I. Frenkel, Thomas
C. Mandia and Michael Kocur attorneys and proxies for the
undersigned
with full powers of substitution and revocation, to
represent the undersigned and to vote on behalf of the
undersigned all shares of
the Fund that the undersigned is entitled to vote at the
Special Meeting of Shareholders of the Fund to be held at
The Citigroup
Center, 153 East 53/rd/ Street, 14/th/ Floor, New York, New
York 10048 on June 28, 2004 at 10:00 A.M., and any
adjournment or
adjournments thereof. The undersigned hereby acknowledges
receipt of the Notice of Special Meeting and Proxy Statement dated May 12,
2004 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the
proxies are
authorized to vote upon such other business as may properly
come before the Special Meeting. A majority of the proxies
present and
acting at the Special Meeting in person or by substitute
(or, if only one shall be so present, then that one) shall
have and may
exercise all of the power and authority of said proxies
hereunder. The undersigned hereby revokes any proxy
previously given.
PLEASE SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.
Date: _______________________, 2004
------------------------------------------------------------
-
| |
| |
| |
| |
------------------------------------------------------------
-
Signature(s) Title(s), if applicable (Sign in the Box)
Note: Please sign exactly as your name appears on this
Proxy.
If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or
corporate officer, please give your full title.
MG-MM
LABEL BELOW FOR MIS USE ONLY! MIS EDITS: # OF CHANGES
___/___ PRF 1 ___ PRF 2 ____
PO#M9249
PFPC #255 OK TO PRINT AS IS* ____________ *By signing this
form you are
SMITH BARNEY MANAGED GOVERNMENTS FUND INC. authorizing MIS
to print this form in its current state.
ORIGINAL 2UP OVERSIZE 5/7/04 TD
MATT (SMITH BARNEY MANAGED GOV MM) -------------------------
---------------------------------------
O.A. 5-07-04 JA SIGNATURE OF PERSON AUTHORIZING PRINTING
DATE
REVISION #1 5-10-04 KD
REVIEW #1 5-10-04 JA

Please fill in box(es) as shown using black or blue ink or
number 2 pencil. [X]
PLEASE DO NOT USE FINE POINT PENS.
This proxy, if properly executed, will be voted in the
manner directed by the undersigned shareholder. IF NO
DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL.
FOR AGAINST ABSTAIN
1. To approve a change in the Fund's investment objective.
[_] [_] [_]
2. To transact any other business which may properly come
before the Meeting or any adjournment thereof.
NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE
REVERSE SIDE.
MG-MM
LABEL BELOW FOR MIS USE ONLY! MIS EDITS: # OF CHANGES
___/___ PRF 1 ___ PRF 2 ____
PO#M9249
PFPC #255 OK TO PRINT AS IS* ____________ *By signing this
form you are
SMITH BARNEY MANAGED GOVERNMENTS FUND INC. authorizing MIS
to print this form in its current state.
ORIGINAL 2UP OVERSIZE 5/7/04 TD
MATT (SMITH BARNEY MANAGED GOV MM) -------------------------
---------------------------------------
O.A. 5-07-04 JA SIGNATURE OF PERSON AUTHORIZING PRINTING
DATE

Letterhead of Willkie Farr & Gallagher LLP
VIA EDGAR
April 28, 2004
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
Re: Smith Barney Managed Governments Fund Inc.
Investment Company Act File No. 811-04061
Ladies and Gentlemen:
On behalf of Smith Barney Managed Governments Fund Inc. (the
Company), and
pursuant to Rule 14a-6(a) under the Securities Exchange Act
of 1934 (the 1934
Act), I hereby transmit for filing with the Securities and
Exchange Commission
a preliminary proxy statement and form of proxy for a
special meeting of the
Company's shareholders scheduled for June 28, 2004. The only proposal to be
considered at the special meeting is a change to the
Company's investment
objective. The Company intends to release the definitive
proxy statement and
form of proxy to security holders on May 12, 2004.
If you have any questions or comments on this filing, please do not hesitate to
contact me at (212) 728-8558.
Very truly yours,
/s/ Dianne E. O'Donnell
-----------------------
Dianne E. O'Donnell
Enclosures
cc: Burton M. Leibert, Willkie Farr & Gallagher LLP
Michael Kocur, Citigroup Asset Management